UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placements

On March 2, 2016, Black Creek Diversified Property Fund Inc. (referred to herein as “DPF,” the “Company,” “we,” “our,” or “us”), through its operating partnership, Black Creek Diversified Property Operating Partnership LP (the “Operating Partnership”), of which it is the sole general partner and majority owner, and other subsidiaries, initiated a program to raise capital in private placements exempt from registration under the Securities Act of 1933, as amended (“Private Placements”) through the sale of beneficial interests (“Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by the Operating Partnership (the “DST Program”).

Each Private Placement will offer Interests in one or more real properties placed into one or more Delaware statutory trust(s) by the Operating Partnership or its affiliates (“DST Properties”). We anticipate that these Interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended. Additionally, any Interests sold to investors pursuant to such Private Placements will be leased-back by an indirect wholly owned subsidiary of the Operating Partnership on a long term basis of up to 29 years. The lease agreements are expected to be fully guaranteed by the Operating Partnership. Additionally, the Operating Partnership will retain a fair market value purchase option (“FMV Option”) giving it the right, but not the obligation, to acquire the Interests from the investors at a later time in exchange for OP Units.

This Current Report is being filed to report certain amendments and new agreements relating to the DST Program.

Amended and Restated Dealer Manager Agreement

In connection with the DST Program, on March 2, 2016, Black Creek Exchange LLC (f/k/a Dividend Capital Exchange LLC) ( “BCX”), a wholly owned subsidiary of our taxable REIT subsidiary that is wholly owned by the Operating Partnership, entered into a Dealer Manager Agreement with Black Creek Capital Markets, LLC (f/k/a Dividend Capital Securities LLC) (the “Dealer Manager”), a party related to DPF’s external advisor, Black Creek Diversified Property Advisors LLC (the “Advisor”), pursuant to which the Dealer Manager agreed to conduct Private Placements for Interests of up to $500 million of Interests.  On August 13, 2018, the parties entered into an amended and restated dealer manager agreement (the “Amended and Restated Dealer Manager Agreement”), with the Company and the Operating Partnership joining as parties with respect to certain of their commitments as described below.

As amended, except with respect to “Type S” Interests, BCX will pay the Dealer Manager up to 5% of gross equity proceeds raised plus a dealer manager fee of up to 1.5% of gross equity proceeds raise, all or a portion of which may be re-allowed to participating broker dealers.

With respect to certain interests classified as Type S Interests, BCX will pay the Dealer Manager up to 3% of gross equity proceeds raised, all or a portion of which may be re-allowed to participating broker dealers.  In addition, BCX will pay to the Dealer Manager an annual servicing fee in the amount of up to 0.25% per annum of the aggregate value of the Type S DST Interests in each trust, reduced by the amount of any debt-carry back financing provided to investors to finance the purchase of the Type S Interests, in each case determined separately with respect to each trust, payable quarterly in arrears.   If the Operating Partnership exercises the FMV Option to purchase the Type S Interests from investors using its Class S limited partnership interests (“OP Units”) as payment, then, after it issues the Class S OP Units to investors, the Operating Partnership shall be responsible for payment of an annual servicing fee equal to 0.85% of the net asset value of the Class S OP Units (calculated monthly in accordance with the Company’s valuation policies, as they may be amended from time to time) payable monthly in arrears. All or a portion of the annual servicing fees may be re-allowed to participating broker dealers. If, subsequently, the Company delivers Class S shares of the Company’s common stock (“Shares”) in exchange for such Class S OP Units pursuant to the redemption provisions of the Operating Partnership’s partnership agreement, then the Company shall be responsible for payment of an annual servicing fee equal to 0.85% of the net asset value of the Class S Shares (calculated monthly in accordance with the Company’s valuation policies, as they may be amended from time to time) payable monthly in arrears.

Finally, as amended, BCX will reimburse the Dealer Manager or the Advisor for certain costs and expenses incurred by such entities incident to the Private Placements, to the extent permitted pursuant to prevailing rules and regulations of FINRA, specifically expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Private Placements; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company; (c) customary promotional items; and (d) legal fees of the Dealer Manager.

Amendment to Limited Partnership Agreement

As indicated above, under the revised DST Program, if the Operating Partnership exercises the FMV Option to purchase the Type S Interests from investors, it will use Class S OP Units as payment.  On August 13, 2018, the Company amended the Sixth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of September 1, 2017 (the “Amended and Restated Operating Partnership Agreement”) to provide that third-party holders of Class S OP Units will have similar redemption and registration rights to those of the holders of Series 1 Class E OP Units and Class I OP Units, except that their redemption rights will in certain circumstances require the Operating Partnership to redeem the OP Units for Class S Shares of the Company. In addition, as amended, the Amended and Restated Operating Partnership Agreement provides that, unless a waiver of such fee has been granted or a higher or lower fee was set forth in the applicable offering documents for the

OP Units (or offering documents for a security or interest that was exchanged for OP Units at the option of the Operating Partnership), a redemption fee of 1.0% will be paid to certain affiliates of the Advisor.

Facilitation Fee Agreement

On August 13, 2018, BCX entered into a Facilitation Fee Agreement with the Advisor (the “Facilitation Fee Agreement”).  In connection with the Private Placements, the Advisor incurs certain Dealer Manager personnel related costs (the “Facilitation Costs”), which are not reimbursed to the Advisor or Dealer Manager by BCX, the Operating Partnership or the Company under the Company’s advisory agreement with the Advisor or the Amended and Restated Dealer Manager Agreement.  Under the terms of our Private Placements, the property supplements for which are dated on or after August 1, 2018 (“Future Private Placements”), BCX may receive a non-accountable fee, paid via a mark-up on the total equity amount paid for the Interests, of up to 1.5% of the total equity amount paid for the Interests (the “Facilitation Fee Mark-Up”).  BCX has discretion to reduce or waive the Facilitation Fee Mark-Up.  The Facilitation Fee Agreement provides that, with respect to Future Private Placements, only, in consideration of the Advisor’s payment of the Facilitation Costs, BCX agrees to pay the Advisor a Facilitation Fee equal to the amount of the Facilitation Fee Mark-Up collected by BCX.

Second Amendment to Assignment Agreement

Subsequent to the launch of the DST Program in 2016, the structure was revised so that instead of an affiliate of the Advisor acting as the manager of each Delaware statutory trust holding a DST Property and receiving fees directly from the trust, BC Exchange Manager LLC (the “Manager”), a wholly owned subsidiary of our Operating Partnership, acts, directly or through a wholly-owned subsidiary, as the manager of each Delaware statutory trust holding a DST Property, and assigns all of its rights and obligations as manager (including fees and reimbursements received) to BC Exchange Advisor LLC (“DST Advisor”), an affiliate of the Advisor, pursuant to an assignment agreement dated September 1, 2017 (the “Assignment Agreement”).  On March 1, 2018, the Assignment Agreement was amended to add certain additional services related to debt-carry back financing provided to investors to finance the purchase of the Interests and the assignment of a 0.75% loan origination fee to the DST Advisor. On August 13, 2018, the Assignment Agreement was further amended to provide for certain additional services to be performed by the DST Advisor related to development and maintenance of intellectual property related to the DST Program for Future Private Placements and the payment of up to 1.0% of the equity investment in the Interests in connection with such services. In addition, for Future Private Placements, the loan origination fee was increased from 0.75% to 1.0%.  While the Assignment Agreement and the subsequent amendments thereof are not material to the Company, we have described them here for the sake of completeness with respect to the overall DST Program.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Amended and Restated Dealer Manager Agreement
10.2	Amendment to Limited Partnership Agreement
10.3	Facilitation Fee Agreement
10.4

Assignment Agreement Side Letter, incorporated by reference to Exhibit 10.30 to the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 (File No. 333-197767) filed with the Securities and Exchange Commission on September 1, 2017

10.5	First Amendment to Assignment Agreement
10.6	Second Amendment to Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
August 17, 2018

	By:	/s/ Lainie P. Minnick
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer